UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 27, 2023

CBAK ENERGY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street

Huayuankou Economic Zone

Dalian, China, 116450

(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBAT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Equity Transfer Agreement

On September 27, 2023, Nanjing CBAK New Energy Technology Co., Ltd. (“Nanjing CBAK”), a wholly-owned subsidiary of CBAK Energy Technology, Inc. (the “Company”) in China, entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with Shenzhen BAK Battery Co., Ltd. (“BAK Battery”), under which BAK Battery shall sell a five percent (5%) equity interest in Shenzhen BAK Power Battery Co., Ltd. (“BAK Power”) to Nanjing CBAK for a purchase price of RMB260 million (approximately $35.57 million) (the “Target Equity”). Pursuant to the terms of the Equity Transfer Agreement, Nanjing CBAK will pay the Target Equity in three (3) installments as follows: (i) RMB40 million due prior to December 31, 2023; (ii) RMB90 million due prior to September 30, 2024, and (iii) the remaining Target Equity balance of RMB130 million due following BAK Battery’s successful transfer to Nanjing CBAK of the five percent (5%) equity interest in BAK Power. Upon Nanjing CBAK having paid RMB130 million of the Target Equity, the parties shall work together to complete the registration of equity change with the local governmental authorities. Neither BAK Battery, nor BAK Power, is related to the Company.

The Equity Transfer Agreement contains customary representations, warranties and covenants, conditions precedent, confidentiality, indemnification and termination provisions.

The Company expects to strengthen its competitiveness in the cylindrical battery market through this acquisition.

The foregoing description of the Equity Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Equity Transfer Contract

On September 27, 2023, Zhejiang Hitrans Lithium Technology Co., Ltd. (“Hitrans”), a majority-owned subsidiary of the Company in China, entered into an Equity Transfer Contract (the “Equity Transfer Contract”) with Shengyang Xu, pursuant to which Hitrans will initially acquire a 26% equity interest in Zhejiang Shengyang Renewable Resources Technology Co., Ltd. (“Zhejiang Shengyang”) from Shengyang Xu, an individual who currently holds 97% of Zhejiang Shengyang, for a price of RMB28.6 million (approximately $3.9 million) (the “Initial Acquisition”). Hitrans shall pay the Initial Acquisition price in two (2) installments as follows: (i) 50% of the price due within five (5) business days following the execution of the Equity Transfer Contract and satisfaction of other conditions precedent set forth in the same; and (ii) the remaining 50% of the price due within five (5) business days following Shengyang Xu’s successful transfer to Hitrans of the 26% equity interest in Zhejiang Shengyang. Within fifteen (15) business days after Hitrans has paid 50% of the price, or RMB14.3 million, the parties shall complete the registration of equity change with the local governmental authorities.

Within three (3) months following the Initial Acquisition, Shengyang Xu shall transfer an additional 44% equity interest in Zhejiang Shengyang to Hitrans at the same price per share as that of the Initial Acquisition (the “Follow-on Acquisition”). The parties shall enter into another agreement to detail the terms of the Follow-on Acquisition. Neither Shengyang Xu, nor Zhejiang Shengyang, is related to the Company.

The Equity Transfer Contract contains customary representations, warranties and covenants, conditions precedent, non-competition, indemnification and termination provisions.

The Company expects this investment to help stabilize aspects of its supply chain while enabling the Company to enter the battery recycling industry.

The foregoing description of the Equity Transfer Contract does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

Nasdaq Bid Price Deficiency Notice

On September 27, 2023, the Company received a letter (the “Bid Price Deficiency Notice”) from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”).

The Bid Price Deficiency Notice has no immediate effect on the listing of the Company’s common stock, and the Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “CBAT.”

In accordance with Nasdaq listing rule 5810(c)(3)(A), the Company has 180 calendar days from the date of the Bid Price Deficiency Notice, or until March 25, 2024, to regain compliance with respect to the Bid Price Requirement. The Bid Price Deficiency Notice states that to regain compliance with the Bid Price Requirement, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the compliance period ending March 25, 2024.

If the Company fails to regain compliance with the Bid Price Requirement by March 25, 2024, the Company may be eligible for an additional 180-day compliance period to demonstrate compliance with the Bid Price Requirement. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance with the Bid Price Requirement during the second 180-day period, Nasdaq will notify the Company of its determination to delist the common stock, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company intends to actively monitor the closing bid price of the Company’s common stock between now and March 25, 2024 and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the Bid Price Requirement. While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

ITEM 8.01. OTHER EVENTS

On September 28, 2023, the Company issued a press release announcing the entry into the aforementioned Equity Transfer Agreement relating to BAK Power, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit	Description
10.1	English translation of Equity Transfer Agreement relating to Nanjing CBAK New Energy Technology Co., Ltd.’s investment in Shenzhen BAK Power Battery Co., Ltd., dated September 27, 2023
10.2	English translation of Equity Transfer Contract relating to Zhejiang Hitrans Lithium Technology Co., Ltd.’s investment in Zhejiang Shengyang Renewable Resources Technology Co., Ltd., dated September 27, 2023
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

***

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” as the term is defined under applicable securities laws. These statements include, without limitation, the anticipated timing of the completion of the BAK Power and Zhejiang Shengyang acquisitions and the respective benefits thereof. These and other forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks and uncertainties are, in many instances, beyond the Company’s control. Forward-looking statements, which are presented as of the date of this filing, will not be updated to reflect events or circumstances after the date of this report except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: October 3, 2023	By:	/s/ Jiewei Li
Jiewei Li
Chief Financial Officer

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